UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 1, 2005

Date of Report (Date of earliest event reported)

NeoRx Corporation

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliott Avenue West, Suite 500, Seattle, WA		98119-4114
(Address of principal executive offices)		(Zip Code)

(206) 281-7001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                            Entry into a Material Definitive Agreement.

On June 2, 2005, the Board of Directors of NeoRx approved an arrangement whereby seven employees would be paid a special year-end retention bonus if such employees remain with the Company through December 31, 2005.  In each case, the amount of the special retention bonus would be 20% of the employee’s annual base salary, payable in cash.  None of the seven employees eligible to receive the special retention bonus currently is an executive officer of the Company; however, one eligible employee, Michael K. Jackson, was designated a “named executive officer” in the Company’s 2005 proxy statement because he served as interim principal financial officer of the Company from April-October 2004.  If Mr. Jackson continues as an employee of the Company during the retention period, he would be entitled to a special retention bonus in the amount of approximately $20,800.  The aggregate amount of all retention bonuses which may be payable under the arrangement is approximately $178,000.

The resignation and termination of Karen Auditore-Hargreaves and Linda Findlay as executive officers of the Company is described in Item 5.02 of this Report.  In connection with these events, on June 2, 2005, the Board of Directors of the Company agreed to extend the expiration date of all Company stock options held by Dr. Auditore-Hargreaves and Ms. Findlay from three months after the date of termination of service to the Company to two years after the date of termination of service to the Company.

Section 5 – Corporate Governance and Management

Item 5.02.                            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2005, Dr. Karen Auditore-Hargreaves, President and Chief Operating Officer of the Company, provided written notice of her resignation from those positions, effective on June 15, 2005.

At its meeting on June 2, 2005, the Board of Directors, as part of the continuing restructuring of the Company, terminated Linda Findlay as Vice President, Human Resources, effective June 15, 2005.

Both Dr. Auditore-Hargreaves and Ms. Findlay will receive severance benefits under the terms of their current key employee severance agreements.  Additionally, as described in Item 1.01 above, the Board of Directors of NeoRx has agreed to extend the termination dates of their Company stock options to two years after the date of their termination of employment.  Reference is made to the Company’s definitive proxy statement filed as Schedule 14A with the Securities and Exchange Commission on April 29, 2005 for a description of Dr. Hargreaves’ and Ms. Findlay’s key executive severance agreements.  Copies of these agreements and all amendments thereto are included or incorporated by reference as Exhibits 10.15 and 10.16, and as Exhibits 10.18 and 10.19, respectively, to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005.

The responsibilities of Dr. Auditore-Hargreaves and Ms. Findlay will be reassigned to other members of management.  The Company does not expect to experience any material disruption of operations as a consequence of the resignation and termination of Dr. Auditore-Hargreaves and Ms. Findlay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoRx Corporation

Dated: June 3, 2005	By:	s/Susan D. Berland
Name: Susan D. Berland
Title: Chief Financial Officer